UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

INTERNATIONAL ISOTOPES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of International Isotopes Inc.:

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of International Isotopes Inc. (the “Company” or “our”) will be held at 2:00 p.m., local time, on Thursday, July 10, 2025, at our corporate headquarters located at 4137 Commerce Circle, Idaho Falls, Idaho 83401, for the following purposes:

1.	To elect four directors to serve for a term of one year and until their successors are elected and qualified;
2.	To ratify the appointment of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
3.	To hold an advisory vote to approve the compensation of our named executive officers;
4.	To hold an advisory vote to approve the frequency of future advisory votes to approve the compensation of our named executive officers;
5.	To approve an amendment to our Restated Certificate of Formation, as amended, to effect a reverse stock split of the outstanding shares of our common stock by a ratio of not less than 1-for-50 and not more than 1-for-275 at any time, with the exact ratio to be set at a whole number within this range by the Board of Directors in its sole discretion; and
6.	To consider any other business that may properly come before the Annual Meeting.

Record Date

You are entitled to vote only if you were a shareholder of the Company as of the close of business on May 19, 2025.  As of that date, there were 526,385,637 shares of common stock outstanding. A list of shareholders of record will be maintained and open for examination by any of our shareholders, for any purpose relating to the Annual Meeting, during regular business hours at the address listed above for 10 days prior to the Annual Meeting.

Voting

Your vote is important. We encourage you to read the accompanying proxy materials and submit your vote as soon as possible. You can find information about how to cast your vote in the question-and-answer section of the accompanying proxy statement.

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof. Shareholders will have the ability to access the proxy materials at www.envisionreports.com/INIS or request to receive a printed set of the proxy materials by mail or an electronic set of materials by email. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe these rules allow us to provide our shareholders with the information they need, while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON July 10, 2025. The Notice, our proxy statement and 2024 Annual Report on Form 10-K are available at: www.envisionreports.com/INIS.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Shahe Bagerdjian
Shahe Bagerdjian
President, Chief Executive Officer and Director

Idaho Falls, Idaho

May 27, 2025

4137 Commerce Circle

Idaho Falls, Idaho 83401

PROXY STATEMENT

2025 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement contains information relating to the solicitation of proxies by the Board of Directors (the “Board”) of International Isotopes Inc. (the “Company”, “we”, “us” or “our”) for our 2025 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, July 10, 2025, at 2:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of 2025 Annual Meeting of Shareholders.  The Annual Meeting will be held at our corporate headquarters located at 4137 Commerce Circle, Idaho Falls, Idaho 83401

On or about May 30, 2025, we will commence mailing a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice contains instructions on how to access this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”) over the Internet, which are available at www.envisionreports.com/INIS. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, the 2024 Annual Report and a form of proxy card or voting instruction card. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:

The Board is providing these proxy materials to you in connection with the solicitation of proxies by the Board for the Annual Meeting, which will take place on July 10, 2025. As a shareholder, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:	What information is contained in this proxy statement?

A:

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board and Board committees, the compensation of our directors and certain executive officers, and certain other required information.

Q:	How may I obtain the 2024 Annual Report to Shareholders and Form 10-K?

A:

A copy of our 2024 Annual Report is available at www.envisionreports.com/INIS. Shareholders may request any exhibit to our 2024 Annual Report by specifically requesting a copy from our principal executive office in writing to International Isotopes Inc., Attn: Secretary, 4137 Commerce Circle, Idaho Falls, Idaho 83401, or by telephone at (208) 524-5300.

Copies of the 2024 Annual Report are also available in the Investor Center section of our website at www.intisoid.com and on the SEC’s website at www.sec.gov. The information contained on, or accessible through, our website is not part of, or incorporated by reference in, this proxy statement.

INTERNATIONAL ISOTOPES INC. | 2025 PROXY STATEMENT | 1

Q:	What items of business will be voted on at the Annual Meeting?

A:	The items of business scheduled to be voted on at the Annual Meeting are:

●	The election of four directors to serve for a term of one year and until their successors are elected and qualified (Proposal 1);

●	The ratification of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2);

●	An advisory vote to approve the compensation of our named executive officers (Proposal 3);

●	An advisory vote to approve the frequency of future advisory votes to approve the compensation of our named executive officers (Proposal 4);

●	The approval of an amendment to our Restated Certificate of Formation, as amended, to effect a reverse stock split of the outstanding shares of our common stock by a ratio of not less than 1-for-50 and not more than 1-for-275 at any time, with the exact ratio to be set at a whole number within this range by the Board of Directors in its sole discretion (Proposal 5) (the “Reverse Stock Split Proposal”); and

●	To consider any other business that may properly come before the Annual Meeting.

Q:	How does the Board recommend that I vote?

A:	The Board recommends that you vote as follows:

●	“FOR” each of the four director nominees set forth in Proposal 1;

●	“FOR” the ratification of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2);

●	“FOR” the advisory vote to approve the compensation of our named executive officers (Proposal 3);

●	“THREE YEARS” for the advisory vote to approve the frequency of future advisory votes to approve the compensation of our named executive officers (Proposal 4); and

●	“FOR” the Reverse Stock Split Proposal (Proposal 5).

Any properly authorized proxy as to which no instructions are given will be voted in accordance with the foregoing recommendations.

Q:	What shares can I vote?

A:

Each share of our issued and outstanding common stock as of the close of business on May 19, 2025 (the “Record Date”) is entitled to be voted on all items being voted upon at the Annual Meeting. You are entitled to one vote for each share of common stock you own. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the shareholder of record, and (ii) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank or brokerage service. On the Record Date, we had 526,385,637 shares of common stock issued and outstanding.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:

Most shareholders hold their shares through a broker, trust, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.  You may authorize your proxy by filling out the proxy card included with the materials or by following the instructions on the Notice or your proxy card to vote by telephone or on the Internet.

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or similar organization, then you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card.  The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, trustee, bank, or other nominee how to vote and are also invited to attend the Annual Meeting. Those instructions are contained in a “vote instruction form.”

Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee, bank or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.  Your broker, trustee, bank or other nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee, bank or other nominee how to vote your shares.

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Q:	How can I attend the Annual Meeting?

A:

You are entitled to attend the Annual Meeting only if you were a shareholder or joint holder as of the close of business on the Record Date, or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance at the Annual Meeting. In addition, if you are a shareholder of record, your name will be verified against the list of shareholders of record on the Record Date prior to your being admitted to the Annual Meeting. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the procedures outlined above upon request, you will not be admitted to the Annual Meeting. The Annual Meeting will begin promptly at 2:00 p.m., local time. If you need directions to the location of the Annual Meeting, please call us at (208) 524-5300.

Q:	How can I vote my shares in person at the Annual Meeting?

A:

Shares held in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a valid proxy from the broker, trustee, bank or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:

Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, bank or other agent. In most cases, you will be able to do this by using the Internet, by telephone or by mail if you received a printed set of the proxy materials.

By Internet — If you have Internet access, you may vote your shares by logging into the secure website, which will be listed on your Notice or the proxy card, and following the instructions provided.

By Telephone — If you have telephone access, you may vote your shares by calling the toll-free number listed on the proxy card and following the instructions provided.

By Mail — If you requested printed copies of the proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, bank or other agent, and mailing it in accordance with the instructions provided. If you provide specific voting instructions, your shares will be voted as you have instructed.

Votes submitted via the Internet or by telephone must be received by 1:00 a.m. MDT on July 10, 2025. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you later decide to attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.

Q:	Can I change or revoke my vote?

A:

You may change or revoke your vote at any time prior to the vote at the Annual Meeting. If you are the shareholder of record, you may change your vote by submitting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation, prior to your shares being voted, to our Secretary at International Isotopes Inc., Attn: Secretary, 4137 Commerce Circle, Idaho Falls, Idaho 83401, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting alone will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee, bank or other nominee, or, if you have obtained a legal proxy from your broker, trustee, bank or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

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Q:	Is my vote confidential?

A:

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to our management.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:

Transaction of business at the Annual Meeting may occur only if a quorum is present. The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the outstanding shares of our common stock entitled to vote must be present in person or represented by proxy. Abstentions, votes withheld and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	How are votes counted?

A:

In the election of directors (Proposal 1), you may vote “FOR” or “WITHHELD” with respect to one or more of the nominees. For Proposals 2, 3, and 5 you may vote “FOR,” “AGAINST” or “ABSTAIN.” For Proposal 4, you may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN.”

If you provide specific instructions with regard to a certain item, your shares will be voted as you instruct on such items.  If you are a shareholder of record and you sign and return your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the director nominees, “FOR” the ratification of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2025, “FOR” the advisory vote to approve the compensation of our named executive officers, “THREE YEARS” for the advisory vote to approve the frequency of future advisory votes to approve the compensation of our named executive officers, and “FOR” the Reverse Stock Split Proposal).

Q:	What is the voting requirement to approve each of the proposals?

A:

Directors are elected (Proposal 1) by a plurality of the votes cast, provided that a majority of the outstanding shares of common stock are present or represented and entitled to vote at the Annual Meeting. Thus, the four nominees who receive the greatest number of “FOR” votes will be elected directors.

The ratification of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2), and the advisory vote to approve the compensation of our named executive officers (Proposal 3) require the affirmative vote of a majority of the shares entitled to vote, present in person or represented by proxy at the Annual Meeting.

With respect to the advisory vote to approve the frequency of future advisory votes to approve the compensation of our named executive officers (Proposal 4), the voting frequency option that receives the greatest number of “FOR” votes will be deemed the frequency for such advisory vote.

The approval of the Reverse Stock Split Proposal (Proposal 5) requires the affirmative vote of a majority of our outstanding shares entitled to vote thereon.

Abstentions are shares that abstain from voting on a particular matter. Abstentions effectively count as being present for purposes of determining whether a quorum of shares is present at the Annual Meeting. Abstentions will have no effect on Proposal 1, the election of directors or Proposal 4, the advisory vote to approve the frequency of future advisory votes to approve the compensation of our named executive officers. Abstentions will have the same effect as a vote “AGAINST” the ratification of the appointment of our independent registered public accounting firm (Proposal 2), the advisory vote to approve the compensation of our named executive officers (Proposal 3), and the Reverse Stock Split Proposal (Proposal 5).

If your broker holds your shares in its name (also known as “street name”), and does not receive voting instructions from you, the broker is permitted to vote your shares only on “routine” matters. The ratification of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2) and the Reverse Stock Split Proposal (Proposal 5) are the only discretionary matters that a broker is permitted to vote on at the Annual Meeting. Broker non-votes will have no effect on the outcome of the vote for Proposals 1, 3 or 4. We urge you to give voting instructions to your broker on all voting items.

Q:	Is cumulative voting permitted for the election of directors?

A:

No. We do not allow you to cumulate your vote in the election of directors. For all matters proposed for shareholder action at the Annual Meeting, each share of common stock outstanding as of the close of business on the Record Date is entitled to one vote.

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Q:	What happens if additional matters are presented at the Annual Meeting?

A:

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Shahe Bagerdjian and W. Matthew Cox will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

Q:	What does it mean if I receive more than one set of proxy materials?

A:

If you received more than one Notice (or full set of printed proxy materials), this means that you have multiple accounts holding shares of our common stock. These may include accounts with our transfer agent, and accounts with a broker, bank or other holder of record. Please vote all proxy cards for which you receive a Notice (or full set of printed proxy materials) to ensure that all of your shares are voted.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:

We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We may also engage a proxy solicitor for a reasonable fixed fee, plus reasonable expenses for such services. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareholders. Your cooperation in promptly voting your shares and submitting your proxy by telephone, Internet or by completing and returning the enclosed proxy card will help to avoid additional expense.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future shareholder meetings.

Shareholder Proposals: For a shareholder proposal to be considered for inclusion in our proxy statement for the 2026 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8, the written proposal must be received by our Secretary at our principal executive offices no later than January 30, 2026.  If the date of the 2026 Annual Meeting of Shareholders is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail the proxy materials.  Such proposals must also comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.  Proposals should be addressed to International Isotopes Inc., Attn: Secretary, 4137 Commerce Circle, Idaho Falls, Idaho 83401.

For a shareholder proposal that is not intended to be included in our proxy statement as described above, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of our common stock to approve that proposal and give notice to us no later than April 15, 2026.  If the date of the 2026 Annual Meeting of Shareholders is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline is instead a reasonable time before we mail the proxy materials.

Nomination of Director Candidates: You may propose director candidates for consideration by the Board.  Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Secretary at the address of our principal executive offices set forth above.

To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), no later than May 11, 2026. In addition, Rule 14a-19 under the Exchange Act requires additional information be included in director nomination notices, including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If any change occurs with respect to such stockholder’s intent to solicit the holders of shares representing at least 67% of such voting power, such stockholder must notify us promptly.

Q:	How may I communicate with the Board or the non-employee directors on the Board?

A:

Any shareholder or other interested party may contact the Board or any individual director, including any non-employee director or the non-employee directors as a group, by directing the communication by mail or fax addressed to International Isotopes Inc., Attn: Chairman of the Board of Directors, 4137 Commerce Circle, Idaho Falls, Idaho 83401, Fax: (208) 524-1411. In general, any shareholder communication delivered to us for forwarding to the Board or specified directors will be forwarded in accordance with the shareholder’s instructions.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce the voting results of the Annual Meeting in a Current Report on Form 8-K, which will be filed with the SEC within four business days following the Annual Meeting.

Q:	Who can help answer my questions?

A:

If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact us at International Isotopes Inc., Attn: Secretary, 4137 Commerce Circle, Idaho Falls, Idaho 83401, or by telephone at (208) 524-5300.

INTERNATIONAL ISOTOPES INC. | 2025 PROXY STATEMENT | 5

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently consists of four directors: Dr. Robert Atcher, Christopher Grosso, Steve T. Laflin, and Shahe Bagerdjian. At the Annual Meeting, each director will be elected to serve until the next annual meeting of shareholders and until his successor is elected and qualified. There are no family relationships among our executive officers and directors.

If you are a record holder and you sign your proxy card, but do not give instructions with respect to the voting of directors, your share will be voted “FOR” each of the four director nominees recommended by the Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy card.

The Board expects that all of the director nominees will be available to serve as directors, and each of the director nominees has consented to being named in this proxy statement. In the event that any director nominee should become unavailable, however, the proxy holders, Shahe Bagerdjian and W. Matthew Cox, will vote for a director nominee or nominees designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

Director Nominees

Biographical information and the business experience for our directors who were nominated by our Board for re-election at the Annual Meeting is set forth below.

Dr. Robert Atcher, age 73, has served as a director since August 2017. Dr. Atcher retired in 2017 from the Los Alamos National Laboratory, a national nuclear laboratory for the U.S. Department of Energy, where, for over 20 years, he worked on various medical applications for isotopes. Dr. Atcher also retired as the UNM/LANL Professor of Pharmacy in the College of Pharmacy at University of New Mexico in 2018. From 2016 to 2018, Dr. Atcher served as President of the Education and Research Foundation for the Society of Nuclear Medicine and Molecular Imaging, a nonprofit foundation to support research and training for professionals in the field, and he is a past president and fellow of the Society of Nuclear Medicine and Molecular Imaging. He is also a Fellow of the American Institute of Chemistry. Dr. Atcher graduated from Washington University in St. Louis with a degree in Chemistry, received his Ph.D. in Nuclear Chemistry from the University of Rochester, and his postdoctoral training was done at Harvard Medical School in Boston, Massachusetts. He also received an MBA from the University of New Mexico. Dr. Atcher is a radiopharmaceutical chemist who has focused his work on the diagnosis and treatment of cancer and heart disease. Dr. Atcher’s significant expertise in nuclear medicine provides invaluable expertise to our Board in matters regarding our operations and strategic direction.

Shahe Bagerdjian, age 41, has served as our President since April 2023 and as our Chief Executive Officer since September 2023. Previously, Mr. Bagerdjian held various positions at Global Medical Solutions (GMS), a leading manufacturer and provider of radiopharmaceuticals and diagnostic imaging products for applications in nuclear medicine, from March 2012 to April 2023, most recently as Senior Vice President - Operations & Business Development. During his time at GMS, Mr. Bagerdjian was responsible for implementing the short- and long- term strategy for the business as well as the day-to-day operations and other functions, including sales, engineering, quality, regulatory, compliance, logistics, finance, legal and human resources. Mr. Bagerdjian received Bachelor of Science degrees in Business Law and Finance from California State University, Northridge. In addition to his knowledge and experience from his service as our President and Chief Executive Officer, Mr. Bagerdjian’s significant background in the nuclear medicine industry is invaluable to the Board.

Christopher Grosso, age 57, has served as a director since April 2002 and as the Chairman of the Board since July 2017. Mr. Grosso has been a partner of Kershner Grosso, Inc. (“Kershner Grosso”), a New York-based money management firm, since 1998, where he currently leads the firm’s investment research, stock selection and trading activities. Mr. Grosso was also a member of RadQual, LLC (“RadQual”), a global supplier of molecular imaging quality control devices, until its sale to the Company in July 2021. From 1989 to 1998, Mr. Grosso was a Senior Research Analyst and Portfolio Manager with Kershner Grosso. Prior to joining Kershner Grosso, Mr. Grosso was with Howe and Rusling Investment Management and Chase Manhattan Bank. Mr. Grosso received a B.S. in Business Administration from Skidmore College. Mr. Grosso’s significant financial expertise, including extensive experience with capital markets, investment banking and venture capital transactions, provides invaluable expertise to our Board in matters regarding our capital requirements and strategic direction.

Steve T. Laflin, age 68, has served as a director since June 2001. From August 2001 to September 2023, Mr. Laflin has also served as our President and Chief Executive Officer. Mr. Laflin was also a member of RadQual until its sale to the Company in July 2021. From 1996 to 2001, he served as President and General Manager of International Isotopes Idaho Inc., one of our subsidiaries. Mr. Laflin received a B.S. in Physics from Idaho State University and has been employed in various senior engineering and management positions in the nuclear industry since 1992. In addition to his institutional knowledge from his long tenure of service to us and his position as an executive officer, Mr. Laflin’s significant engineering and management background in the nuclear industry is invaluable to the Board.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD.

INTERNATIONAL ISOTOPES INC. | 2025 PROXY STATEMENT | 6

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace.  Our Code of Ethics is available at www.intisoid.com in the Investor Center section of our website.

Board Independence

The Board has determined that each of our current directors and nominees, other than Steve T. Laflin and Shahe Bagerdjian, is “independent” under listing rules of The Nasdaq Stock Market (“Nasdaq”).  Mr. Bagerdjian is not considered independent because he currently serves as our President and Chief Executive Officer, and Mr. Laflin is not independent because of his prior role as an executive officer of the Company within the last three years. Furthermore, the Board has determined that none of the members of either of our standing committees has a material relationship with us (either directly, through a family member or as a partner, executive officer or controlling shareholder of any organization that receives or makes payments from or to us) and each is “independent” within the meaning of Nasdaq’s director independence standards under Nasdaq listing rules.

Board Committees

Our Board has two standing committees: (1) Audit Committee and (2) Compensation Committee.  The membership and the function of each of the committees are described below.  The Audit Committee operates under a written charter adopted by the Board, which is available in the Investor Center section of our website at www.intisoid.com. As a small board, the Compensation Committee does not have a written charter.

Audit Committee

The Audit Committee assists the Board in overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, and the performance of any internal audit function and our independent registered public accounting firm. The Audit Committee is comprised of two members, Christopher Grosso and Dr. Robert Atcher, with Mr. Grosso serving as the chairman. Each of Mr. Grosso and Dr. Atcher is an “independent” director for audit committee service under Nasdaq listing rules and applicable SEC rules and regulations. The Audit Committee is directly responsible for the appointment, compensation, and oversight of our independent registered public accounting firm, and our independent registered public accounting firm reports directly to the Audit Committee. The responsibility of the Audit Committee includes resolving disagreements between our management and the independent registered public accounting firm related to financial reporting. The Audit Committee is also responsible for establishing procedures for receipt of complaints relating to accounting, internal control, and auditing and confidential, anonymous information submitted by employees relating to questionable accounting or auditing matters. The Audit Committee has the authority to employ independent counsel and other advisors in connection with its duties. The Board has determined that each of Mr. Grosso and Dr. Atcher are “audit committee financial experts” based on their prior experience as disclosed in their respective biographies in the section entitled “Proposal 1: Election of Directors—Director Nominees.” The Audit Committee held one meeting in 2024.

The report of the Audit Committee is included in the section entitled “Audit Committee Report” of this proxy statement.

Compensation Committee

The Compensation Committee reviews the compensation and benefits of all of our officers annually, makes recommendations to the Board and reviews general policy matters relating to compensation and benefits of our employees, including administration of our equity compensation plans. The Compensation Committee is comprised of two members, Christopher Grosso and Dr. Robert Atcher, with Mr. Grosso serving as the chairman. The Compensation Committee held two meetings in 2024.  We do not use any compensation consultants to determine, or recommend, any compensation for our officers or directors.  Executive officers have no role in determining their own compensation.  The non-employee directors approve the compensation of our Chief Executive Officer. The entire Board, including Mr. Bagerdjian, our Chief Executive Officer, approves the compensation of our Chief Financial Officer.  The practice of the Board has been to require unanimous approval to approve any action with respect to director compensation.

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Nominating Committee

We do not have a standing nominating committee or committee performing similar functions or a nominating committee charter. The Board believes it is appropriate not to have such a committee because the entire Board, including Mr. Grosso and Dr. Atcher, each of whom is “independent” under Nasdaq listing rules, participates in the consideration of director nominees. The Board will continue to assess the necessity of a nominating committee and will establish one, if necessary, in the future. The entire Board considers any director nominees recommended by shareholders, as detailed below.

Consideration of Director Nominees

Shareholder Nominees.  The Board does not have a formal policy regarding the consideration of director candidates nominated by shareholders because the Board is small and there is low turnover among its members.  Shareholders may nominate director candidates in writing, including the nominee’s name and qualifications for Board membership, directed to our Secretary at the address of our principal executive offices set forth above. Assuming that appropriate and requisite information has been provided on a timely basis, the Board will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Director Qualifications.  Board members should have high standards of professional and personal ethics, integrity and values.  They should have relevant experience and ability with respect to making and overseeing policy in business, technology, government or education sectors.  They should be committed to acting in our best interests and to objectively assessing Board, committee and management performance.  They should have sufficient time to carry out their duties and should have the willingness and ability to serve multiple terms to develop a deeper understanding of our business affairs.  Board members should be willing to avoid activities or interests that may create a conflict of interest with the director’s responsibilities and duties to us. We do not have a separate policy regarding consideration of diversity in identifying director nominees, but the Board strives to nominate directors with a variety of skills and backgrounds so that, as a group, the Board will possess a broad perspective and the appropriate talent, skills and expertise to oversee our business, including gender, racial, ethnic and cultural diversity.

Identifying and Evaluating Nominees for Directors.  The Board uses a variety of methods for identifying and evaluating nominees for director. In the event of a vacancy on the Board, various potential candidates for director will be considered. Candidates may come to the Board’s attention through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Board, and, may be considered at any point during the year. As noted above, properly submitted shareholder nominations for candidates to the Board will be considered. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Board at a regularly scheduled meeting. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Board. In evaluating nominees, the Board will seek to achieve a balance of knowledge, experience and capability on the Board.

Board and Committee Meetings and Attendance

During 2024, the Board held four meetings.  Each director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board (held during the period for which he was a director); and (ii) the total number of meetings held by all committees of the Board on which he served (during the period that he served).

Attendance of Directors at 2024 Annual Meeting of Shareholders

While we do not have a formal policy requiring our directors to attend shareholder meetings, directors are invited and encouraged to attend all meetings of shareholders. All of our directors at the time attended the 2024 Annual Meeting of Shareholders.

Board Leadership Structure

Christopher Grosso serves as the Chairman of the Board and Mr. Bagerdjian serves as our President and Chief Executive Officer and as a director.  The Board does not have a policy regarding separation of the roles of Chief Executive Officer and Chairman of the Board. The Board believes it is in our best interests to make that determination based on current circumstances. The Board has determined that having a separate Chairman and Chief Executive Officer at this time is appropriate given the current characteristics of our management and is in the best interest of our company and our shareholders.  Mr. Grosso, with his significant financial expertise and experience with the Company, is most capable of effectively identifying strategic priorities, leading Board discussions, and defining our strategic objectives. Mr. Bagerdjian, as our President and Chief Executive Officer, is the individual selected by the Board to manage our company on a day-to-day basis, and his direct involvement in our operations allows him to provide valuable insights with respect to strategic planning, the operational requirements to meet our short- and long-term objectives, and management of risks facing our company.  Our independent directors bring experience, oversight and expertise from outside our company and the industry.

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Board’s Role in Risk Oversight

The Board oversees our risk management activities. One of the Board’s primary responsibilities under our corporate governance guidelines is reviewing our strategic plans and objectives, including our principal risk exposures. The Board addresses, at least annually, our principal current and future risk exposures, including any cyber-security risks. The Board receives regular reports from members of its committees, senior management, and professional consultants on areas of material risk to our business, including operational, financial, legal and regulatory, and strategic and reputation risks. The Audit Committee oversees our procedures for the receipt, retention and treatment of complaints relating to accounting and auditing matters and oversees our management of legal and regulatory compliance systems. The Compensation Committee oversees risks relating to our compensation plans and programs. The Compensation Committee has reviewed and considered our compensation policies and programs in light of the Board’s risk assessment and management responsibilities and will do so in the future on an annual basis. The Compensation Committee believes that we have no compensation policies and programs that give rise to risks reasonably likely to have a material adverse effect on us.

Insider Trading Arrangements and Policies

The Board has adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our securities, and the securities of publicly traded companies with whom we have a business relationship, by our directors, officers, employees and consultants that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

Code of Ethics

We have adopted a Code of Ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, and directors. The Code of Ethics is available under the Investor Center of our website at www.intisoid.com. We intend to disclose any changes in or waivers from the Code of Ethics that are required to be disclosed by posting such information on our website.

Anti-Hedging and Anti-Pledging Policy

Although the Company has no formal policy regarding hedging transactions, the Company discourages employees, officers and directors from engaging in hedging transactions designed to offset decreases in the market value of our securities, including certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts. In addition, the Company discourages employees, officers and directors from holding our stock in a margin account or pledging our securities as collateral to secure loans or other obligations.

Disclosure of Policies and Practices Related to the Grant of Certain Equity Awards

From time to time, the Company grants stock options to its employees, including the named executive officers. Historically, the Company has granted new-hire option awards to certain employees on or soon after the new employee's employment start date. In addition, from time to time, the Company has granted option awards to employees as part of annual employee bonuses as approved by the Compensation Committee. Employees receive stock option awards for reaching certain anniversaries from the start of their employment; these option awards are granted according to an anniversary awards schedule approved by the Compensation Committee. The Company's directors typically receive equity awards at the time of a director’s initial appointment or election to the Board. Directors may be granted additional equity awards (including stock options) from time to time.

The Company does not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. The Compensation Committee considers whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing of stock option grants and does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI.

During the year ended December 31, 2024, the Company did not grant option awards in anticipation of the release of MNPI or time the release of MNPI for the purpose of affecting the value of executive compensation.

Communications with the Board

Any shareholder or other interested party may contact the Board or any individual director, including any non-employee director or the non-employee directors as a group, by directing the communication by mail or fax addressed to International Isotopes Inc., Attn: Chairman of the Board of Directors, 4137 Commerce Circle, Idaho Falls, Idaho 83401, Fax: (208) 524-1411. In general, any shareholder communication delivered to us for forwarding to the Board or specified directors will be forwarded in accordance with the shareholder’s instructions.

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PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Haynie & Company has been appointed by the Audit Committee to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Haynie & Company has served as our independent registered public accounting firm since November 2018. Representatives of Haynie & Company are expected to attend the Annual Meeting in person or via teleconference, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Although shareholder approval is not required, we desire to obtain from our shareholders an indication of their approval or disapproval of the Audit Committee’s action in appointing Haynie & Company as our independent registered public accounting firm of our company for 2024. If our shareholders do not ratify and approve this appointment, the Audit Committee will consider whether it should select other independent auditors.

Independent Registered Public Accounting Firm Fees

Fees billed by Haynie & Company in fiscal years 2023 and 2024 were as follows:

Services Rendered	2023	2024
Audit Fees(1)	$114,252	$122,784
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$107,904	$114,252

(1)	For professional services for auditing our annual financial statements and reviewing the financial statements included in our other periodic reports filed with the SEC.

Pre-Approval Policies and Procedures

The Audit Committee is required to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. The Audit Committee approved the Haynie & Company to provide audit services and pre-approved all of the services and fees of our independent registered public accounting firms for 2023 and 2024.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF HAYNIE & COMPANY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

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AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2024 with our management and Haynie & Company, our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the financial statements, accounting and financial reporting principles and internal control over financial reporting. Haynie & Company is responsible for performing an independent audit of the financial statements in accordance with generally accepted accounting principles and for expressing opinions on the conformity of the financial statements with accounting principles generally accepted in the United States.

The Audit Committee has discussed with Haynie & Company the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC and has received the written disclosures and the letter from Haynie & Company required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence and has discussed with Haynie & Company their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Audit Committee Report Submitted by:

Christopher Grosso (Chair)

Robert Atcher

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PROPOSAL 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking our shareholders to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers, commonly referred to as the “say-on-pay” vote. In accordance with the Exchange Act requirements, we are providing our shareholders with an opportunity to express their views on our named executive officers’ compensation. Although this advisory vote is nonbinding, our Board and Compensation Committee will review and consider the voting results when making future decisions regarding our named executive officer compensation and related executive compensation programs. Our current policy is to provide shareholders with an opportunity to approve the compensation of our named executive officers once every three years at the annual meeting of shareholders until the next required shareholder vote on the frequency of such votes. See Proposal 4, relating to the advisory vote to approve the frequency of future advisory votes to approve the compensation of our named executive officers.

At our 2022 Annual Meeting of Shareholders, we held our last vote on an advisory resolution to approve the compensation of our named executive officers. The compensation of our named executive officers reported in our 2022 proxy statement was approved by approximately 98% of the votes cast at the 2022 Annual Meeting of Shareholders. Our Board and the Compensation Committee believe this affirms our shareholders’ support of our approach to executive compensation, and therefore, the Board and the Compensation Committee did not change their approach to executive compensation in 2024. The Board and the Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for our named executive officers.

We encourage shareholders to read the section titled “Compensation of Directors and Executive Officers” in this proxy statement, including the compensation tables and the related narrative disclosure, which describes the structure and amounts of the compensation of our named executive officers in 2024. The compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to successfully lead us in a competitive environment. The Compensation Committee and our Board believe that our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our named executive officers to dedicate themselves fully to value creation for our shareholders.

Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in this proxy statement.”

THE BOARD RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL 4: ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, shareholders have an opportunity to provide an advisory vote on how frequently we should hold an advisory vote on the compensation of our named executive officers at least every six years. Our shareholders last voted on this matter at our 2019 Annual Meeting of Shareholders. Our shareholders voted to hold an advisory vote on the compensation of our named executive officers every three years at our 2019 Annual Meeting of Shareholders.

Under this proposal, shareholders may indicate whether they would prefer an advisory vote on executive compensation once every one, two, or three years, or they may abstain from voting.

After careful consideration, it is the opinion of the Board that an advisory shareholder vote once every three years on the compensation of our named executive officers is the most appropriate option for us. An advisory vote once every three years provides stockholders the opportunity to evaluate the Company’s compensation program on a more thorough, longer-term basis than an annual vote. Our Board believes an annual advisory vote would not allow for changes to the Company’s compensation program to be in place long enough to evaluate whether the changes were effective. An advisory vote once every three years encourages a longer-term view of compensation by our shareholders by allowing them to evaluate three years of compensation history and business results.

The voting frequency option that receives the highest number of votes cast by the holders of shares of common stock present or represented by proxy and entitled to vote on the proposal will be deemed the frequency for the advisory vote to approve executive compensation that has been approved, on an advisory basis, by shareholders. The vote to approve the frequency of future say on pay votes is advisory and therefore will not be binding on the Compensation Committee, the Board, or the Company. However, the Compensation Committee and the Board will take the voting results into consideration when determining the frequency and timing of future say on pay votes.

THE BOARD RECOMMENDS VOTING FOR A FREQUENCY PERIOD OF “THREE YEARS” FOR FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL 5: APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF FORMATION TO EFFECT A REVERSE STOCK SPLIT

The Board has adopted a resolution approving, and recommends to the shareholders for their approval, a proposed amendment to our Restated Certificate of Formation, as amended (the “Restated Certificate of Formation”) to authorize the Board to effect a reverse stock split with the primary intent to reduce the number of issued and outstanding shares of our common stock and to increase the per share trading value of our common stock, and for other purposes as described below in this proxy statement. Under this proposed amendment, a certain number of outstanding shares of our common stock, as determined by the applicable ratio, would be combined into one share of our common stock (the “Reverse Stock Split”).

If approved by the shareholders, the Board would have discretion to implement the Reverse Stock Split within a ratio range of 1-for-50 up to 1-for-275 at any time on or prior to our 2027 annual meeting of shareholders. The Board believes that shareholder approval of a range of ratios (as opposed to approval of a specified ratio) would provide the Board with maximum flexibility to achieve the purposes of the Reverse Stock Split and, therefore, is in the best interests of the Company and its shareholders. The actual timing for implementation of the Reverse Stock Split would be determined by the Board based upon its evaluation as to when such action would be most advantageous to us and our shareholders. Furthermore, notwithstanding shareholder approval, the Board also would have the discretion not to implement the Reverse Stock Split. If the Board were to elect to implement the Reverse Stock Split, the Board will set the exchange ratio within the range approved by the shareholders. The Board would base such a determination upon the then current trading price of our common stock, among other things. No further action on the part of the shareholders will be required to either implement or abandon the Reverse Stock Split.

The text of the form of amendment to our Restated Certificate of Formation that would be filed with the Secretary of State of the State of Texas to effect the Reverse Stock Split is set forth in Appendix A to this proxy statement; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Texas and as the Board deems necessary and advisable to effect the Reverse Stock Split. If the Reverse Stock Split is approved by shareholders and following such approval the Board determines that the Reverse Stock Split is in the best interest of the Company and our shareholders, our Restated Certificate of Formation would be amended accordingly.

The Board recommends the Reverse Stock Split for the following reasons:

●

The Board believes that a reduction of the number of issued and outstanding shares of our common stock and a higher per share market price of our common stock could encourage investor interest in us and promote greater liquidity for our shareholders;

●

The Board believes that the Reverse Stock Split is the most effective means of increasing the per share market price of our common stock in order to facilitate our ability to meet the closing per share price criteria required to be listed on a major stock exchange, such as the New York Stock Exchange or the Nasdaq Stock Market; and

●

The Board believes that a reduction in the number of issued and outstanding shares of our common stock would be in our best interests as our capital structure would be more comparable to other publicly traded companies of similar size.

Reverse Stock Split

Our common stock is traded on the OTCQB market under the symbol “INIS.OB”. The closing price of our common stock on the OTCQB on May 23, 2025 was $0.05 per share and during the period May 23, 2024 through May 23, 2025 ranged from a low of $0.03 per share to a high of $0.06 per share.

We may determine that it is in our shareholders’ best interests to list on a major stock exchange, such as the New York Stock Exchange or the Nasdaq Stock Market. Many major stock exchanges have listing criteria that require companies to satisfy minimum average closing prices over a threshold amount during a consecutive trading period in order to gain or maintain listing eligibility. The Reverse Stock Split would give us additional flexibility and ability to reach these levels.

We also believe that an increase in the per share price of our common stock could encourage increased investor interest in our common stock and possibly promote greater liquidity for our shareholders. We believe that the current low per share price of our common stock has had a negative effect on the marketability of our common stock. We believe there are several reasons for this effect. First, many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. Second, because the brokers’ commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current per-share price of our common stock can result in individual shareholders paying transaction costs (commissions, markups or markdowns) that constitute a higher percentage of their total share value than would be the case if the share price of our common stock were substantially higher. This factor may also limit the willingness of institutional investors to purchase our common stock. Third, a variety of policies and practices of brokerage firms discourage individual brokers within those firms from dealing in low-priced stocks. These policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Fourth, many brokerage firms are reluctant to recommend low-priced stocks to their customers. Finally, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of low-priced stocks.

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Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to simplify our capital structure and to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may harm the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split, that the market price of our common stock will remain at such higher value for any significant length of time or that we will qualify for listing on a major stock exchange.

Board Discretion to Implement the Reverse Stock Split

If the Reverse Stock Split is approved by our shareholders at the Annual Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split at the applicable ratio (with such ratio determined by the Board as described above) is in the best interests of us and our shareholders. We believe the availability of a range of reverse stock split ratios will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for us and our shareholders. In determining the reverse stock split ratio to implement, if any, following the receipt of stockholder approval, the Board may consider, among other factors:

●	the historical trading price and trading volume of our common stock;
●	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;
●	our satisfaction of the requirements, and ability, to list on a major stock exchange; and
●	prevailing general market conditions.

Notwithstanding approval of the Reverse Stock Split by the shareholders, the Board may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Texas not to effect the Reverse Stock Split, as permitted under Section 21.052 of the Texas Business Organizations Code.

Impact of the Proposed Reverse Stock Split If Implemented

The Reverse Stock Split would be effected simultaneously for all outstanding shares of our common stock. The Reverse Stock Split would affect all of our shareholders uniformly and would not affect any shareholder’s percentage ownership interest in our Company, except to the extent that the Reverse Stock Split resulted in any of our shareholders owning a fractional share. The Reverse Stock Split would not change the terms of our common stock. After the Reverse Stock Split, the shares of common stock would have the same voting rights and rights to dividends and distributions and would be identical in all other respects to the common stock now authorized, which is not entitled to preemptive or subscription rights, and is not subject to conversion, redemption or sinking fund provisions. The post-reverse stock split common stock would remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the Reverse Stock Split, we would continue to be subject to the periodic reporting requirements of the Exchange Act.

As of the effective time of the Reverse Stock Split, we would adjust and proportionately increase the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire our common stock. In addition, as of the effective time of the Reverse Stock Split, we would adjust and proportionately increase the total number of shares of our common stock that may be the subject of the future grants under our stock plans.

The following table contains approximate information relating to our common stock under the certain Reverse Stock Split ratios, without giving effect to any adjustments for fractional shares of common stock, as of May 19, 2025:

Ratio/Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance
Pre-Reverse Stock Split	750,000,000	526,385,637	223,614,363
Reverse Stock Split Ratio of 1-for-50	750,000,000	10,527,713	739,472,287
Reverse Stock Split Ratio of 1-for-75	750,000,000	7,018,476	742,981,524
Reverse Stock Split Ratio of 1-for-100	750,000,000	5,263,857	744,736,143
Reverse Stock Split Ratio of 1-for-125	750,000,000	4,211,086	745,788,914
Reverse Stock Split Ratio of 1-for-150	750,000,000	3,509,238	746,490,762
Reverse Stock Split Ratio of 1-for-175	750,000,000	3,007,918	746,992,082
Reverse Stock Split Ratio of 1-for-200	750,000,000	2,631,929	747,368,071
Reverse Stock Split Ratio of 1-for-225	750,000,000	2,339,492	747,660,508
Reverse Stock Split Ratio of 1-for-250	750,000,000	2,105,543	747,894,457
Reverse Stock Split Ratio of 1-for-275	750,000,000	1,914,130	748,085,870

The above table is solely illustrative of the implications or various ratios of a Reverse Stock Split. However, if this proposal is approved by shareholders, the Board would have authority to implement a Reverse Stock Split of the outstanding shares of our common stock at any time on or prior to our 2027 annual meeting of shareholders, at any ratio in a range of not less than 1-for-50 and not more than 1-for-275, with the exact ratio to be set at a whole number within this range by the Board in its sole discretion.

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If this proposal is approved and our Board elects to effect the Reverse Stock Split, the total number of shares of capital stock that we are authorized to issue will not be affected by the Reverse Stock Split and will remain 755,000,000 shares, consisting of 750,000,000 shares of common stock and 5,000,000 shares of preferred stock.

Additionally, if this proposal is approved and our Board elects to effect the Reverse Stock Split, we would communicate to the public, prior to the effective date of the Reverse Stock Split, additional details regarding the reverse stock split, including the specific ratio selected by our Board. If the Board does not implement the Reverse Stock Split by the date of our 2027 annual meeting of stockholders, the authority granted in this proposal to implement the Reverse Stock Split will terminate.

Effective Date

If the Reverse Stock Split is approved at the Annual Meeting and the Board elects to proceed with the Reserve Stock Split within the range of the approved ratios, the Reverse Stock Split would become effective when the filing of the certificate of amendment to our Restated Certificate of Formation is accepted and recorded by the office of the Secretary of State of the State of Texas (the “Effective Date”), although the exact timing of the filing will be determined by the Board based on its determination that such action will be in the best interests of us and our shareholders as discussed above. Except as explained below with respect to fractional shares, on the Effective Date, shares of our common stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the shareholders, combined, converted and changed into new shares of common stock in accordance with the reverse stock split ratio determined by the Board within the range set forth in this proposal.

Fractional Shares

No fractional shares would be issued if, as a result of the Reverse Stock Split, a registered stockholder would otherwise become entitled to a fractional share. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the Reverse Stock Split will automatically be entitled to receive an additional share of common stock. In other words, any fractional share will be rounded up to the nearest whole number.

Exchange of Stock Certificates

Shareholders holding shares of our common stock in certificate form will be sent a transmittal letter by our transfer agent after the effectiveness of the Reverse Stock Split. The letter of transmittal will contain instructions on how a shareholder should surrender its, his or her certificate(s) representing shares of our common stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split common stock (“New Certificates”). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates for New Certificates registered in the same name.

Upon surrendering all Old Certificates together with a properly completed and executed letter of transmittal, shareholders will receive a New Certificate(s) representing the number of whole shares of common stock to which they are entitled as a result of the Reverse Stock Split.

If an Old Certificate has a restrictive legend on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legend that is on the back of the Old Certificate. Any shareholder whose Old Certificate has been lost, destroyed or stolen will be entitled to a New Certificate only after complying with the requirements that we and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

Shareholders who hold uncertificated shares, either as direct or beneficial owners, will have their holdings electronically adjusted by the transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split.

Upon the Reverse Stock Split, we intend to treat shares of common stock held by shareholders in “street name,” that is, through a bank, broker or other nominee, in the same manner as shareholders whose shares of common stock are registered in their names. Banks, brokers or other nominees will be asked to effect the Reverse Stock Split for their beneficial holders. However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split. If a shareholder holds shares of our common stock with a bank, broker or other nominee and has any questions in this regard, the shareholder is encouraged to contact the shareholder’s bank, broker or other nominee.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

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Accounting Consequences of the Reverse Stock Split

The par value per share of our common stock will remain unchanged at $0.01 per share after the Reverse Stock Split. As a result, on the Effective Date of the Reverse Stock Split, stated capital attributable to our common stock will be reduced and additional paid-in-capital will be increased by the amount by which stated capital is reduced. Per share net income or loss will be increased because there will be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences, including changes to the amount of share-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

No Appraisal Rights

Under Texas law, our shareholders are not entitled to rights of dissent and appraisal with respect to the Reverse Stock Split.

Amendment to Restated Certificate of Formation

The form of the proposed amendment to our Restated Certificate of Formation to effect the Reverse Stock Split is attached to this proxy statement as Appendix A; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Texas and as the Board deems necessary and advisable to effect the Reverse Stock Split. If the Reverse Stock Split is completed, the amendment will effect a reverse stock split of our common stock at the ratio selected by the Board in its discretion and previously publicly announced by us.

Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

The following is a summary of material United States federal income tax consequences of the Reverse Stock Split to a stockholder that is a “U.S. Holder,” as defined below. This summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign tax consequences, including gift or estate taxes, alternative minimum taxes, and the Medicare contribution tax on net investment income. Also, it does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, retirement plans, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, personal holding companies, foreign entities, corporations that accumulate earnings to avoid U.S. federal income tax, investors in partnerships or other pass-through entities, stockholders subject to special tax accounting rules as a result of any item of gross income with respect to the bonds being taken into account in an applicable financial statement, nonresident alien individuals, certain former citizens or long-term residents of the United States, broker-dealers, tax-exempt entities, stockholders who hold their shares of our common stock as “qualified small business stock” under Section 1045 and/or 1202 of the Code, stockholders that received common stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging or conversion transaction for federal income tax purposes. This summary also assumes that you are a U.S. Holder who has held, and will hold, shares of common stock as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), i.e., generally, property held for investment. Finally, the following discussion does not address the tax consequences of transactions occurring prior to or after the reverse stock split (whether or not such transactions are in connection with the reverse stock split), including, without limitation, the exercise of options or rights to purchase common stock in anticipation of the Reverse Stock Split.

If a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of common stock, the U.S. federal income tax treatment of a partner or an equity interest owner of such other entity generally will depend upon the status of the partner or owner and the activities of the partnership or other entity. Partnerships holding common stock and partners in such partnerships should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. You should consult with your own tax advisor with respect to the tax consequences of the Reverse Stock Split. As used herein, the term U.S. Holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any state, including the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust that (i) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons (as defined in Section 7701(a)(30) of the Code) or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person (as defined in Section 7701(a)(30) of the Code).

The following discussion is based on the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service could adopt a contrary position. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences described herein. No ruling from the Internal Revenue Service or opinion of counsel has been obtained in connection with the Reverse Stock Split.

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In general, the reverse stock split is intended to qualify as a “reorganization” under Section 368(a) of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split so qualifies, no gain or loss should be recognized by a U.S. Holder upon such U.S. Holder’s exchange of pre-reverse stock split shares of common stock for post-reverse stock split shares of common stock pursuant to the Reverse Stock Split. In general, the aggregate tax basis of the post-reverse stock split shares received in the Reverse Stock Split should be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the Reverse Stock Split. Special tax basis and holding period rules may apply to U.S. Holders that acquired different blocks of stock at different prices or at different times.

As noted above, no fractional shares will be issued in connection with the Reverse Stock Split. In certain circumstances, stockholders who would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the Reverse Stock Split will automatically be entitled to receive an additional share of common stock. The U.S. federal income tax consequences of the receipt of such an additional share of common stock is not clear. Each stockholder is urged to consult with his, her, or its own tax adviser as to the possible tax consequences of receiving a whole share in exchange for a fractional share in the Reverse Stock Split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. SHAREHOLDERS, INCLUDING SHAREHOLDERS WHO ARE NON-U.S. PERSONS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR SPECIFIC CIRCUMSTANCES.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF FORMATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF OUR COMMON STOCK BY A RATIO OF NOT LESS THAN 1-FOR-50 AND NOT MORE THAN 1-FOR-275 AT ANY TIME, WITH THE EXACT RATIO TO BE SET AT A WHOLE NUMBER WITHIN THIS RANGE BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION.

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MANAGEMENT

The following table sets forth certain information regarding our executive officers who are responsible for overseeing the management of our business and one key employee as of May 27, 2025:

Name	Age	Positions with the Company
Executive Officers:
Shahe Bagerdjian	41	President, Chief Executive Officer and Director
W. Matthew Cox	41	Chief Financial Officer and Secretary

Key Employee:
John Miller	60	Radiation Safety and Regulatory Manager

Please refer to the biographical information for Shahe Bagerdjian set forth in the section entitled “Proposal 1: Election of Directors—Director Nominees” of this proxy statement.

W. Matthew Cox has served as our Chief Financial Officer and Secretary since September 2019. Previously, Mr. Cox served as our Controller from April 2019 until September 2019. Prior to this role, Mr. Cox served as Controller for DL Beck Inc., a commercial general contractor, from August 2016 to March 2019, and as a Ranch Analyst for Riverbend Ranch, a large, registered Angus cattle ranch, from December 2013 to August 2016. From October 2008 to December 2013, Mr. Cox served in various accounting roles for Kingston Companies, a privately-held conglomerate of companies in the agriculture, trucking, and real estate development businesses, and John & John PLLC, a public accounting firm. Mr. Cox received a Bachelor of Science degree in accounting from Brigham Young University – Idaho and an MBA from the University of Illinois - Urbana Champaign. Mr. Cox is a Certified Public Accountant licensed in the State of Idaho.

John Miller has served as our Radiation Safety and Regulatory Manager since 2001.  In addition to overseeing our radiation and safety programs, Mr. Miller is the lead employee for regulatory issues and licensing.  Considering the extensive requirements for regulatory compliance, licensing, and permits, Mr. Miller plays an especially important role for our business.  Mr. Miller has decades of nuclear physics, safety, and licensing experience and has been instrumental in preparation and approval of our Nuclear Regulatory Commission (“NRC”) license for operations in Idaho and more than 35 subsequent amendments to that license.  Mr. Miller was also instrumental in our successful completion of NRC licensing for our proposed uranium de-conversion and fluorine extraction processing facility in New Mexico. Mr. Miller has a BS in Physics, an MS in Environmental Engineering, and is a Certified Health Physicist.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

2024 Summary Compensation Table

The following table provides information concerning the compensation of our named executive officers for the fiscal years ended December 31, 2024 and 2023.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(1)	($)(2)	($)
Shahe Bagerdjian(3)	2024	294,572	64,510	70,500	—	120	429,702
President, Chief Executive Officer	2023	190,978	2,048	150,000	—	24,293	367,319
W. Matthew Cox	2024	147,445	379	—	712	118	148,654
Chief Financial Officer and Secretary	2023	138,483	7,580	—	13,083	107	159,253

(1)

The amounts included under the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of the option and stock awards granted in each respective fiscal year, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, excluding the effect of any estimated forfeitures. Assumptions used in the calculations of these amounts are included in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

(2)	Consists of (i) moving expense reimbursement for Mr. Bagerdjian in 2023, and (ii) life insurance premiums paid by the Company for each of our named executive officers.

(3)	Mr. Bagerdjian was named as our President in May 2023 and as our Chief Executive Officer in September 2023.

Narrative Disclosure to Summary Compensation Table

Shahe Bagerdjian Employment Agreement.  In December 2023, we entered into an Executive Employment Agreement, (the “Bagerdjian Employment Agreement”) with Mr. Bagerdjian to originally serve as consultant to the Company, then later as our President and Chief Executive Officer, subject to Board appointment and approval. Pursuant to the Bagerdjian Employment Agreement, as President and Chief Executive Officer, Mr. Bagerdjian will initially be paid a base salary of $285,000 with modest annual increases to his base salary during the term of the Agreement. He may also receive an annual bonus each year targeted at 20% of then-current annual base salary, at the discretion of the Board. Mr. Bagerdjian initially received a restricted stock unit (“RSU”) grant of 6,500,000 RSUs, vesting over a three-year term, with an additional grant of 2,500,000 immediately-vested RSUs upon his commencement of service as Chief Executive Officer. Mr. Bagerdjian is eligible for certain relocation expense reimbursement and general participation in the Company’s employee benefit plans and programs, and is also subject to confidentiality, non-compete, non-solicitation and non-disparagement provisions under his employment agreement.

Upon his termination of employment with the Company for any reason, the Company shall pay Mr. Bagerdjian all accrued and unpaid base salary and benefits through the date of termination In addition, in the event of termination without “Cause” (as defined in the Bagerdjian Employment Agreement), subject to the execution of a severance agreement and general release of claims, Mr. Bagerdjian will be entitled to a severance package consisting of (a) the greater of (i) his current annual base salary for six (6) months following termination or (ii) the amount that would be provided by the severance guidelines that are prevailing at the time of termination, (b) a pro-rata portion of the current year’s bonus, and (c) accelerated vesting of any outstanding RSUs granted to the Mr. Bagerdjian.

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2024 Equity Grants.

Shahe Bagerdjian – In September 2024, in conjunction with his annual bonus, the Board awarded Mr. Bagerdjian an additional bonus of 350,000 immediately-vested RSUs.

W. Matthew Cox – In April 2024, Mr. Cox was granted 25,000 stock options. These options were awarded for Mr. Cox's 5-year work anniversary, which is a standard award in accordance with the Company's award policy. The options have an exercise price of $0.04 per share and vest over five years beginning with the first anniversary of the grant date.

2024 Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding the number and estimated value of outstanding stock awards held by each of our named executive officers as of December 31, 2024.

		Option Awards				Stock Awards
		Number of	Number of			Number of
		Securities	Securities			Shares or	Market Value
		Underlying	Underlying	Option		Units of	of Shares or
		Unexercised	Unexercised	Exercise	Option	Stock that	Units of Stock
		Options (#)	Options (#)	Price	Expiration	Have Not	that Have Not
Name	Grant Date	Exercisable	Unexercisable	($)	Date	Vested	Vested(1)
Shahe Bagerdjian	5/10/2023(2)	—	—	—	—	5,000,000	$ 150,000
W. Matthew Cox	4/22/2019	187,500	—	$0.04	4/22/2029	—	—
	8/19/2021(3)	120,000	80,000	$0.04	8/19/2031	—	—
	2/21/2022(4)	750,000	250,000	$0.04	2/21/2032	—	—
	3/3/2023(4)	200,000	300,000	$0.04	3/3/2033	—	—
	4/22/2024(3)	—	25,000	$0.04	4/22/2034

(1)	Market value is based on the last bid price of our common stock on December 29, 2023 ($0.04 per share).
(2)	Represents RSUs which vest as to 2,000,000 RSUs vest on April 17, 2025, and 3,000,000 RSUs vest on April 17, 2026.
(3)	The option vests in five equal annual installments beginning on the first anniversary of the grant date.
(4)	The option vests in five equal annual installments beginning on the grant date.

Termination and Change in Control Arrangements

Under our Amended and Restated 2015 Incentive Plan, which amended and restated our 2006 Equity Incentive Plan (the “2015 Plan”), to maintain all of the participants’ rights in the event of (i) a merger or consolidation where we are not the surviving company; (ii) the dissolution of the Company; or (iii) a transfer of all or substantially all of our assets, any outstanding options will become fully exercisable and vested to the full extent of the original grant and the plan administrator can provide a cash-out for awards in connection with the transaction. If any of these above events had occurred on December 31, 2024, based on the last reported bid price of $0.03 per share of our common stock as reported on the OTCQB on December 31, 2024, Mr. Cox would not have been entitled to receive any cash-out for unvested option awards. Mr. Bagerdjian would have been entitled to receive $150,000 for cash-out for unvested RSUs.

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As described above, Mr. Bagerdjian is also entitled to certain payments upon the occurrence of certain events under his Employment Agreement. Upon his termination of employment with the Company for any reason, the Company shall pay Mr. Bagerdjian all accrued and unpaid base salary and benefits through the date of termination In addition, in the event of termination without “Cause” (as defined in the Bagerdjian Employment Agreement), subject to the execution of a severance agreement and general release of claims, Mr. Bagerdjian will be entitled to a severance package consisting of (a) the greater of (i) his current annual base salary for six (6) months following termination or (ii) the amount that would be provided by the severance guidelines that are prevailing at the time of termination, (b) a pro-rata portion of the current year’s bonus, and (c) accelerated vesting of any outstanding RSUs granted to the Mr. Bagerdjian. In addition, upon a “change in ownership,” any outstanding RSUs due to Mr. Bagerdjian will vest immediately prior of such change of ownership. A change of ownership means, but is not limited to, the occurrence of one of the following: the sale, lease or disposition of 50% or more of any interest or assets in the Company or the merger into or with any other entity.

The following table quantifies the post-employment and “change of ownership” payments to Mr. Bagerdjian for the specified trigger events. All calculations assume that the termination of employment occurred on December 31, 2024.

	Change in	Termination with
Type of Compensation	Ownership	Cause
Cash – Base Salary	—	$157,000
Pro-Rate Current Year Bonus	—	$20,933
Accelerated Vesting of Restricted Stock Units(1)	$150,000	$150,000
Total Post-Employment or Change-in-Control Compensation	$150,000	$327,933

(1)    Amount was calculated by multiplying the number of RSUs held on December 31, 2024, by the last bid price of our common stock on December 31, 2024 ($0.03 per share).

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Pay Versus Performance

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following information regarding the relationship between executive compensation actually paid (“CAP”) for our principal executive officer (“PEO”) and Non-PEO named executive officers (“NEOs”), and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. The CAP amounts shown in the table below do not reflect the actual amount of compensation earned by or paid to our named executive officers during the applicable year.

Year	Summary Compensation Table Total for First PEO(1)	Summary Compensation Table Total for Second PEO (2)	Compensation Actually Paid to First PEO(1)	Compensation Actually Paid to Second PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid to Non-PEO NEOs (3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (4)	Net Income (Loss)
2024	$—	$429,702	$—	$319,702	$148,654	$133,471	$33	$8,574
2023	378,625	367,319	474,084	627,319	159,253	185,275	44	(869,016)
2022	493,936	—	450,531	—	191,075	152,992	33	303,238

(1)	The PEO for 2024 was Shahe Bagerdjian. Both Steve Laflin (“First PEO”) and Shahe Bagerdjian (“Second PEO”) served as PEO in 2023. The PEO for 2022 was Steve Laflin. Our only non-PEO NEO for each year presented was Matthew Cox, our chief financial officer.

(2)

CAP reflects the exclusions and inclusions of certain amounts for the First PEO and Second PEO as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table. Amounts in the Inclusion of Equity Values are derived from the second table in this footnote.

First PEO

Year	Summary Compensation Table Total for First PEO	Exclusion of Stock Awards for First PEO	Inclusion of Equity Values for First PEO	CAP to First PEO
2024	$—	$—	$—	$—
2023	378,625	—	95,459	474,084
2022	493,936	105,037	61,632	450,531

Year	Year-End Fair Value of Unvested Equity Awards Granted During the Year for First PEO	Change in Fair Value of Unvested Equity Awards Granted in Prior Years for First PEO	Change in Fair Value to Vesting Date of Equity Awards Granted and Vested During Year for First PEO	Change in Fair Value to Vesting Date of Equity Awards Granted in Prior Years for First PEO	Inclusion of Equity Values for First PEO
2024	$—	$—	$—	$—	$—
2023	—	—	—	95,459	95,459
2022	10,608	—	51,024	—	61,632

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Second PEO

Year	Summary Compensation Table Total for Second PEO	Exclusion of Stock Awards for Second PEO	Inclusion of Equity Values for Second PEO	CAP to Second PEO
2024	$429,702	$70,500	$(39,500)	$319,702
2023	367,319	—	260,000	627,319
2022	—	—	—	—

Year	Year-End Fair Value of Unvested Equity Awards Granted During the Year for Second PEO	Change in Fair Value of Unvested Equity Awards Granted in Prior Years for Second PEO	Change in Fair Value to Vesting Date of Equity Awards Granted and Vested During Year for Second PEO	Change in Fair Value to Vesting Date of Equity Awards Granted in Prior Years for Second PEO	Inclusion of Equity Values for Second PEO
2024	$—	$(110,000)	$10,500	$60,000	$(39,500)
2023	260,000	—	—	—	260,000
2022	—	—	—	—	—

(3)

CAP reflects the exclusions and inclusions of certain amounts for the non-PEO NEO as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards for non-PEO NEO column are the totals from the Stock Awards column set forth in the Summary Compensation Table. Amounts in the Inclusion of Equity Values for non-PEO NEO are derived from the second table in this footnote.

Year	Summary Compensation Table Total for non-PEO NEO	Exclusion of Stock Awards for non-PEO NEO	Inclusion of Equity Values for non-PEO NEO	CAP to non-PEO NEO
2024	$148,654	$712	$(14,471)	$133,471
2023	159,253	13,083	39,105	185,275
2022	191,075	54,170	16,087	152,992

Year	Year-End Fair Value of Unvested Equity Awards Granted During the Year for non-PEO NEO	Change in Fair Value of Unvested Equity Awards Granted in Prior Years for non-PEO NEO	Change in Fair Value to Vesting Date of Equity Awards Granted and Vested During Year for non-PEO NEO	Change in Fair Value to Vesting Date of Equity Awards Granted in Prior Years for non-PEO NEO	Inclusion of Equity Values for non-PEO NEO
2024	$499	$(5,130)	$—	$(9,840)	$(14,471)
2023	10,570	12,982	2,513	13,040	39,105
2022	8,463	(4,598)	12,756	(534)	16,087

(4)

Assumes $100 was invested for the period starting December 31, 2021, through the end of the listed year in the Company. Historical stock performance is not necessarily indicative of future stock performance,

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Compensation Actually Paid and TSR

As demonstrated by the following graph, the CAP to the Company’s PEOs and the average amount of CAP to the Company’s non-PEO NEOs are aligned with the Company’s cumulative TSR over the three years presented in the pay versus performance table above.

Compensation Actually Paid and Net Income (Loss)

As demonstrated by the following graph, the CAP to the Company’s PEOs and the average amount of CAP to the Company’s non-PEO NEOs are aligned with the Company’s net income (loss) over the three years presented in the pay versus performance table above.

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2024 Director Compensation

The following table sets forth information regarding compensation for each of our non-employee directors for the year ended December 31, 2024. We generally do not pay our non-employee directors retainer fees or other fees for service related to the Board or its committees. Equity awards may be granted to the members of the Board from time to time under our equity compensation plans. We also reimburse our non-employee directors for their costs associated with attending Board and committee meetings.

In connection with his appointment in August 2018, we entered into a Board of Directors Compensation Agreement with Dr. Atcher, pursuant to which Dr. Atcher receives compensation at an hourly rate of $250 per hour for the time spent in connection with his Board service, including any research work done at the Company’s request and attendance of professional meetings and conventions.

In connection with the end of his employment with the Company as President and Chief Executive Officer, in September 2023, we entered into a consulting agreement with Mr. Laflin. Pursuant to the consulting agreement, Mr. Laflin receives compensation at an hourly rate for time spent in support of the company's business operations, attendance of professional meetings and conventions, and travel time. All services must by identified or requested by Company management or our Board. Mr. Laflin's consulting agreement was effective through the end of 2024.

Mr. Bagerdjian does not receive any additional compensation for his service as a director. See “2024 Summary Compensation Table” above for the compensation by Mr. Bagerdjian.

	Fees Earned or	Option	Stock	All Other
	Paid in Cash	Awards	Awards	Compensation	Total
Name	($)	($)	($)	($)	($)
Christopher Grosso	—	—	41,980	—	41,980
Dr. Robert Atcher	—	—	—	—	—
Steve T. Laflin	—	—	—	—	—

As of December 31, 2024, the aggregate number of shares of common stock underlying outstanding stock option awards (for Mr. Grosso and Mr. Laflin) and RSUs (for Dr. Atcher) was as follows: Mr. Grosso - 5,500,000 shares; Dr. Atcher - 2,250,000 shares; and Mr. Laflin – 6,000,000 shares.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of May 19, 2025 by:

●	each person who, to our knowledge, beneficially owned more than 5% of our common stock on that date;
●	each of our named executive officers and directors; and
●	all of our executive officers and directors as a group.

The number of shares beneficially owned by each entity or person is determined under the SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of May 19, 2025 through the exercise of stock options, the vesting of RSUs, or other right. For purposes of calculating each person’s or group’s percentage ownership, shares that the person or group has the right to acquire within 60 days of May 19, 2025 through the exercise of stock options, the vesting of RSUs, or other right are included as outstanding and beneficially owned for that person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Except as otherwise indicated, each person named in the tables below has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such person.

Unless otherwise indicated, the address for all persons named below is c/o International Isotopes Inc., 4137 Commerce Circle, Idaho Falls, Idaho 83401.

Name and address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Greater than 5% Shareholders:
Kennerman Associates Inc.(2)	234,864,948	42.2%
480 Broadway, Suite 310
Saratoga Springs, New York 12866
John M. McCormack and related parties(3)	109,725,591	20.6%
1303 Campbell Road
Houston, TX 77055
Directors and Named Executive Officers:
Robert Atcher(4)	2,750,000	*
Christopher Grosso(5)	65,333,235	12.2%
Steve T. Laflin(6)	18,786,700	3.5%
Shahe Bagerdjian	8,886,999	1.7%
Matthew Cox(7)	2,721,573	*
All Directors and Executive Officers as a Group (5 persons) (8)	98,478,507	18.1%

*	Less than 1%.

(1)	Percentage beneficially owned below is based on 526,385,637 shares of our common stock outstanding on May 19, 2025.

(2)

Based on a Schedule 13G/A filed with the SEC on April 30,2025, reporting beneficial ownership as of December 31, 2024, for which Kennerman Associates, Inc. d/b/a Kershner Grosso & Co. has shared dispositive power and includes shares of various investment advisory clients and shares held by Christopher Grosso, a principal of Kennerman Associates, Inc. d/b/a Kershner Grosso & Co. and our Chairman of the Board.

(3)

Includes (i) 99,592,652 shares beneficially held by trusts for the benefit of Mr. McCormack’s family members, and (ii) 7,000,000 shares issuable upon conversion of our Series C Convertible Redeemable Preferred Stock (the “Series C Preferred Stock”).

(4)	Includes 2,000,000 shares subject to stock options currently exercisable or exercisable within 60 days of May 19, 2025.

(5)

Includes (i) 4,500,000 shares subject to stock options currently exercisable or exercisable within 60 days of May 19, 2025, and (ii) 5,040,000 shares issuable upon conversion of our Series C Preferred Stock, and (ii) 3,958,928 shares beneficially held by family members.  Excludes 170,086,913 shares of common stock owned by various investment advisory clients of Kennerman Associates, Inc. d/b/a Kershner Grosso & Co.

(6)	Includes 6,000,000 shares subject to stock options currently exercisable or exercisable within 60 days of May 19, 2025.

(7)	Includes 1,612,500 shares subject to stock options currently exercisable or exercisable within 60 days of May 19, 2025.

(8)

Includes an aggregate of (i) 14,112,500 shares subject to stock options currently exercisable or exercisable within 60 days of May 19, 2025, and (ii) 5,040,000 shares issuable upon conversion of our Series C Preferred Stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. To our knowledge, based solely on a review of the copies of such reports filed with the SEC and written representations furnished to us that no other reports were required, we believe that all reports of our officers, directors and persons who beneficially own more than 10% of our common stock required under Section 16(a) were timely filed during the year ended December 31, 2024, except for (i) one Form 4 for Shahe Bagerdjian related to tax withholding obligations upon vesting of a restricted stock unit award on April 17, 2024, (ii) one Form 4 for Chris Grosso related to shares issued in lieu of cash at the option of the holder for dividend payable on February 17, 2024, and (iii) one Form 4 for Chris Grosso related to a stock option grant on October 30, 2024.

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RELATED PERSON TRANSACTIONS

2018 Promissory Note

In April 2018, we borrowed $120,000 from our then Chief Executive Officer and Chairman of the Board pursuant to a promissory note (the “2018 Promissory Note”). The 2018 Promissory Note accrues interest at 6% per annum, which is payable upon maturity of the 2018 Promissory Note. The 2018 Promissory Note was originally unsecured and originally matured on August 1, 2018. At any time, the holder of the 2018 Promissory Note may elect to have any or all the principal and accrued interest settled with shares of our common stock based on the average price of the shares over the previous 20 trading days. Pursuant to an amendment to the 2018 Promissory Note in June 2018, the maturity date was extended to March 31, 2019 with all other provisions remaining unchanged. Pursuant to a second amendment to the 2018 Promissory Note in February 2019, the maturity date was extended to July 31, 2019 with all other provisions remaining unchanged. Pursuant to a third amendment to the 2018 Promissory Note in July 2019, the maturity date was extended to January 31, 2020 with all other provisions remaining unchanged. Pursuant to a fourth amendment to the 2018 Promissory Note in December 2019, the maturity date was extended to December 31, 2021, and the note was modified to become secured by company assets, with all other provisions remaining unchanged. In December 2021, the 2018 Promissory Note was further modified to extend the maturity date to December 31, 2023, with all remaining terms unchanged. In December 2023, the 2018 Promissory Note was further modified to extend the maturity date to January 31, 2025. In February 2024, the 2018 Promissory Note was further modified to extend the maturity date to March 31, 2026. At December 31, 2024, accrued interest on the note totaled $48,170.

2019 Promissory Note

In December 2019, we entered into a promissory note agreement with our then Chief Executive Officer, Chairman of the Board, former Chairman of the Board, and one of our major shareholders (the “2019 Promissory Note”). The 2019 Promissory Note authorizes us to borrow up to $1,000,000. As of December 31, 2019, we borrowed $675,000 under the 2019 Promissory Note; the remaining $325,000 was borrowed in February 2020. The 2019 Promissory Note is secured and bears interest at 4% per annum and has a maturity date of December 31, 2022. According to the terms of the 2019 Promissory Note, at any time, a holder of the 2019 Promissory Note may elect to have any or all of the principal and accrued interest settled with shares of our common stock based on the average price of the shares over the previous 20 trading days. In December 2022, the 2019 Promissory Note was modified to extend the maturity date to December 31, 2024, with all remaining terms unchanged. In February 2024, the 2019 Promissory Note was further modified to extend the maturity date to March 31, 2026. At December 31, 2024, accrued interest on the 2019 Promissory Note totaled $199,131.

Policy on Transactions with Related Persons

The full Board reviews and approves any business transactions in which related persons may have an interest. In determining whether to approve or ratify any such transaction, the Board considers, in addition to other factors it deems appropriate, whether the transaction is on terms no less favorable to us than those involving unrelated parties. All transactions disclosed above were reviewed and approved in accordance with the policy set forth above.

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OTHER MATTERS

Householding

As permitted by the SEC’s proxy statement rules, we will deliver only one set of proxy materials to multiple shareholders sharing the same address, unless we have received contrary instructions from one or more of the shareholders. We will, upon written or oral request, promptly deliver a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the proxy materials was delivered and will include instructions as to how the shareholder can notify us that the shareholder wishes to receive a separate copy of the proxy materials. Registered shareholders wishing to receive separate proxy materials in the future or registered shareholders sharing an address wishing to receive a single copy of the proxy materials in the future may contact our transfer agent at Computershare Trust Company, N.A., 250 Royall Street, Canton, Massachusetts 02021, Telephone: (800) 962-4284.

Other Matters

We do not intend to bring before the Annual Meeting any matters other than the proposals specifically described above, and we know of no matters other than those to come before the Annual Meeting. If any other matters properly come before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of our management on such matters, including any matters dealing with the conduct of the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Shahe Bagerdjian
Shahe Bagerdjian
President, Chief Executive Officer and Director

Idaho Falls, Idaho

May 27, 2025

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APPENDIX A

PROPOSED CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF FORMATION

OF

INTERNATIONAL ISOTOPES INC.

Pursuant to the provisions of the Texas Business Organizations Code, International Isotopes Inc., a Texas for-profit corporation (the “Corporation”), hereby adopts this Certificate of Amendment (this “Certificate of Amendment”) to the Restated Certificate of Formation of the Corporation:

1. The name of the Corporation is International Isotopes Inc. The Corporation is a for-profit corporation. The file number issued to the Corporation by the Secretary of State of the State of Texas is 0137545000. The date of formation of the Corporation is November 1, 1995.

2. The Restated Certificate of Formation of the Corporation is hereby amended by adding the following paragraph to the end of Article IV:

“Upon effectiveness of the Certificate of Amendment that adds this paragraph to the Restated Certificate of Formation, a 1-for-[__]* reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which every [__] ([__]) outstanding shares of Common Stock immediately prior to the effectiveness of this Certificate of Amendment shall be automatically reclassified and combined into one (1) share of Common Stock, par value $0.01 per share, without any action by the holder thereof (the “Reverse Stock Split”), subject to the treatment of fractional interests as described below. Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the Reverse Stock Split. Shareholders of record who otherwise would be entitled to receive fractional shares, will be entitled to rounding up of their fractional share to the nearest whole share. No shareholders will receive cash in lieu of fractional shares. Each certificate that immediately prior to the Reverse Stock Split represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional interests as described above. The total number of shares of all classes of stock which the Corporation is authorized to issue shall not be affected by the Reverse Stock Split and shall remain as set forth in the first paragraph to this Article IV.”

3. The aforesaid amendment to the Corporation’s Restated Certificate of Formation has been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this ___ day of _____, 202_.

INTERNATIONAL ISOTOPES INC.

By: ________________________________
Name:
Title:

___________________________________________

* This amendment approves the reverse stock split of the Corporation’s Common Stock, at a ratio in the range of 1-for-50 to 1-for-275. By approving this amendment, the shareholders of the Corporation would be deemed to approve the exact ratio at a whole number within the range referred to above as determined by the board of directors in its sole discretion.

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International Isotopes INCORPORATED

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3 and 5, and for 3 YEARS on Proposal 4.

+

1. ELECTION OF DIRECTORS:

	For	Withhold
01 - Robert Atcher	☐	☐
02 - Shahe Bagerdjian	☐	☐
03 - Christopher Grosso	☐	☐
04 - Steve T. Laflin	☐	☐

3. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The approval of an advisory vote to approve the compensation of our named executive officers.
For ☐ Against ☐ Abstain ☐

4. ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION The approval of an advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers.
1 YR ☐ 2 YRS ☐ 3 YRS ☐ Abstain ☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 6 5 3 3 9 8 +

045FPC

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — International Isotopes Inc.

4137 Commerce Circle, Idaho Falls, Idaho 83401

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREON BY THE UNDERSIGNED SHAREHOLDER(S). IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN THE ACCOMPANYING PROXY STATEMENT; FOR THE RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; FOR THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS; FOR THREE YEARS FOR THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS; AND FOR THE REVERSE STOCK SPLIT PROPOSAL. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

The undersigned shareholder(s) hereby appoint(s) Shahe Bagerdijan and W. Matthew Cox, and either of them, proxies with full power of substitution in each and hereby authorize(s) them to represent and vote, as designated above, all the shares of common stock held of record by the undersigned on May 19, 2025, at the 2025 Annual Meeting of Shareholders of International Isotopes Inc., to be held at 2:00 PM MDT on July 10, 2025, at our headquarters located at 4137 Commerce Circle, Idaho Falls, Idaho 83401, or any adjournments or postponements thereof. The proxies are authorized to vote upon the proposals on the reverse side and, in their discretion, upon all other matters that may properly come before the 2025 Annual Meeting of Shareholders.

(Continued and to be signed on the reverse side.)

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